UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2007

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut, Kansas City, MO	64106

(Address of principal executive offices)	(Zip Code)
(816) 234-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     In October 2007, Commerce Bancshares, Inc. (the Company), as a member of Visa U.S.A. Inc. (Visa U.S.A.), received shares of restricted stock in Visa, Inc. (Visa) as a result of its participation in the global restructuring of Visa U.S.A., Visa Canada Association, and Visa International Service Association in preparation for an initial public offering. On November 7, 2007, Visa announced that it had reached a settlement with American Express related to an antitrust lawsuit. As reported by Visa in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2007, the settlement became effective upon receipt of the requisite approval of Visa U.S.A. members on November 9, 2007. Visa U.S.A. member banks are obligated to share in potential losses resulting from this and certain other litigation. In consideration of the announced American Express settlement, the Company’s proportionate membership share of Visa U.S.A (0.33540%), and accounting guidance that we have been informed was provided by the Securities and Exchange Commission (SEC), the Company expects to record in the fourth quarter of 2007 a liability and corresponding expense of approximately $6.9 million pre-tax. The other Visa litigation matters that are being evaluated may result in further litigation accruals by the Company in the current or future quarters.
     As disclosed in Visa’s Form 8-K filed with the SEC on November 9, 2007, Visa intends that payments related to the above litigation matters will be funded from an escrow account to be established with a portion of the proceeds from its planned initial public offering. The Company currently anticipates that its proportional share of the proceeds of the planned initial public offering by Visa will more than offset any liabilities related to Visa litigation.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) changes in economic conditions; 2) changes in the interest rate environment; 3) changes in foreign exchange rates; 4) adverse movements and volatility in debt and equity capital markets; 5) changes in market rates and prices; 6) political conditions and related actions by the United States military abroad which may adversely affect the company’s businesses and economic conditions as a whole; 7) liabilities resulting from litigation and regulatory investigations; 8) changes in domestic or foreign tax laws, rules and regulations as well as IRS or other governmental agencies’ interpretations thereof; 9) various monetary and fiscal policies and regulations; 10) increased competition; 11) ability to grow core businesses; 12) ability to develop and introduce new banking-related products , services and enhancements and gain market acceptance of such products; 13) mergers and acquisitions and their integration into the company; 14) decisions to downsize, sell or close units or otherwise change the business mix of the company; and 15) management’s ability to manage these and other risks. For further information, please read the Company’s reports filed with the SEC and available at www.sec.gov. All forward-looking statements included in this report are based on information available at the time of the report, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	\s\ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Chief Accounting Officer)

Date: November 15, 2007